UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

ShotSpotter, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210 Newark, California		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 794-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

Purchase Agreement

On November 4, 2020, ShotSpotter, Inc. (“ShotSpotter”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with LEEDS, LLC, a New Jersey limited liability company (“LEEDS”), and Jorge Abrantes and Daniel Leston (the “Sellers”). Pursuant to the terms of the Purchase Agreement, ShotSpotter will acquire LEEDS through the purchase of all of its outstanding membership interests.

Upon consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), ShotSpotter will purchase from the Sellers, and the Sellers will assign, sell, transfer and deliver to ShotSpotter, all outstanding membership interests of LEEDS for aggregate consideration of approximately $22,000,000, subject to customary adjustments, consisting of (i) $15,000,000 in cash, (ii) $2,000,000 in shares of Common Stock of ShotSpotter, par value $0.005 per share (“ShotSpotter Common Stock”), and (iii) up to $5,000,000 in cash that is subject to the achievement of certain revenue milestones by LEEDS in fiscal year 2021 and fiscal year 2022. The number of shares of Common Stock to be issued will be determined by dividing $2,000,000 by the average closing price of a share of ShotSpotter Common Stock over the ten-trading day period ending three business days prior to the date of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by ShotSpotter, LEEDS and the Sellers. A portion of the aggregate consideration will be held in escrow to secure certain indemnification obligations of the Sellers. The Closing is subject to customary closing conditions, including (i) the absence of any law, order or injunction prohibiting the Closing, (ii) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (iii) each party having performed in all material respects all of its obligations under the Purchase Agreement and (iv) no occurrence of a Company Material Adverse Effect (as defined in the Purchase Agreement) since the execution of the Purchase Agreement.

The Purchase Agreement may be terminated by either ShotSpotter or the Sellers under certain circumstances, including if the Closing has not occurred by December 31, 2020.

ShotSpotter intends to issue the shares of ShotSpotter Common Stock described herein in reliance upon the exemptions from registration afforded by Rule 144A under the Securities Act of 1933, as amended.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to Purchaser’s annual report on Form 10-K for the period ended December 31, 2020.

Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Purchase Agreement and the time frame in which this will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, that conditions to the Closing may not be satisfied, the potential impact on the business of ShotSpotter and LEEDS due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of ShotSpotter’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and ShotSpotter undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 7.01Regulation FD Disclosure.

On November 9, 2020, ShotSpotter issued a press release announcing the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information, including the Exhibit 99.1 referenced herein, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ShotSpotter, Inc.

Date: November 9, 2020	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer

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